Exhibit 10.4

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

dated and effective as of

April 10, 2007

among

DOMUS INTERMEDIATE HOLDINGS CORP.,

as Guarantor

REALOGY CORPORATION,

as Borrower

each Grantor

party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

i

ii

Schedules
Schedule I	Pledged Stock; Debt Securities
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims
Schedule IV	Filing Offices
Schedule V	Excluded Pledges
Schedule VI	Significant Subsidiaries

Exhibits
Exhibit I	Form of Supplement to the Guarantee and Collateral Agreement
Exhibit II	Apple Ridge Securitization Documents
Exhibit III	Kenosia Securitization Documents

i

GUARANTEE AND COLLATERAL AGREEMENT, dated and effective as of April 10, 2007 (this “Agreement”), among DOMUS INTERMEDIATE HOLDINGS CORP. (“Holdings”), REALOGY CORPORATION, (the “Borrower”), each Subsidiary Loan Party identified herein and party hereto (together with Holdings, the Borrower and any other entity that may become a party hereto as provided herein, the “Grantors”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) for the Secured Parties (as defined below).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of April 10, 2007 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, the Lenders party thereto from time to time, the Administrative Agent, and the other parties thereto.

The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the other Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. In connection with the granting of a security interest in the Shared Collateral to secure the Loan Obligations, the Note Grantors are required by Section 4.07 of the Existing Senior Notes Indenture to grant an equal and ratable security interest in the Shared Collateral to secure the Note Obligations.

Now therefore, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.0 1. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acceleration Event” means after, or concurrently with, the occurrence of an Event of Default, the maturity of any of the Loan Obligations shall have been accelerated.

“Account Debtor” means any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.

“Additional Secured Loan Party” means (a) with respect to any obligation referred to in clause (c) of the definition of the term “Borrower Obligations”, any Affiliate of a Lender or any Affiliate of the Administrative Agent, in each case that is a party to a Swap Agreement with a Loan Party or a Subsidiary and to which any such obligation is owed, (b) with respect to any obligation referred to in clause (d) of the definition of the term “Borrower Obligations”, any person to which any such obligation (to the extent that such obligation may be guaranteed and/or secured hereunder) is owed, or (c) with respect to any obligation referred to in clause (e) of the definition of the term “Borrower Obligations”, any person to which such obligation (to the extent such obligation may be guaranteed and/or secured hereunder) is owed.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Article 9 Collateral” means the Loan Party Article 9 Collateral and the Shared Article 9 Collateral.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrower Obligations” means (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expenses and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents, (c) the due and punctual payment of all obligations of each Loan Party and each other Subsidiary under each Swap Agreement owed to a person that is an Agent, a Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender on the Closing Date (for Swap Agreements in existence on the Closing Date) or at the time of entry into such Swap Agreement, (d) the due and punctual payment of all obligations of each Loan Party and each other Subsidiary under the Cash Management Line (provided that in no event shall the holders of any obligations under the Cash Management Line in the aggregate (other than any Agent, Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender) have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors in respect of claims in excess of $25.0 million in the aggregate (plus (A) any accrued and unpaid interest in respect of Indebtedness incurred by the Borrower or any Subsidiary under the Cash Management Line and (B) any accrued and unpaid fees and expenses owing by the Borrower or any Subsidiary under the Cash Management Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents), and (e) the due and punctual payment of all obligations of each Loan Party and each other Subsidiary under other Indebtedness incurred in the ordinary course of business of the Borrower or any Subsidiary and permitted under Section 6.01 of the Credit Agreement (provided that in no event shall the holders of such other Indebtedness in the aggregate have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors in respect of claims in excess of $25.0 million in the aggregate from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents except with respect to any such holder that has executed an intercreditor agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent).

“Collateral” means the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Grantor under any Copyright now or hereafter owned by any third party, and all rights of any Grantor under any such agreement (including, without limitation, any such rights that such Grantor has the right to license).

“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule II; (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing; and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Existing Notes Holder” means each “Holder” (as defined in the Existing Senior Notes Indenture).

“Existing Notes Trustee” means Wells Fargo Bank, National Association, in its capacity as trustee under the Existing Senior Notes Indenture, and its successors and assigns.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.03.

“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under IP Agreements, leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

“Grantor” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Guarantor Obligations” means (a) with respect to any Guarantor other than the Borrower, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II), any other Loan Document, and any Swap Agreement entered into by such Guarantor with any person that is a Lender or an Affiliate of a Lender on the Closing Date (for Swap Agreements in existence on the Closing Date) or at the time of entry into such Swap Agreement, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document), and (b) with respect to the Borrower, (i) the due and punctual payment of all obligations of each other Loan Party and each other Subsidiary under each Swap Agreement owed to a person that is an Agent, a Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender on the Closing Date (for Swap Agreements in existence on the Closing Date) or at the time of entry into such Swap Agreement, (ii) the due and punctual payment of all obligations of each other Loan Party and each other Subsidiary under the Cash Management Line (provided that in no event shall the holders of any obligations under the Cash Management Line in the aggregate (other than any Agent, Lender, an Affiliate of the Administrative Agent or an Affiliate of a Lender) have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors in respect of claims in excess of $25.0 million in the aggregate (plus (A) any accrued and unpaid interest in respect of Indebtedness incurred by the Borrower or any Subsidiary under the Cash Management Line and (B) any accrued and unpaid fees and expenses owing by the Borrower or any Subsidiary under the Cash Management Line) from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents), and (iii) the due and punctual payment of all obligations of each other Loan Party and each other Subsidiary under other Indebtedness incurred in the ordinary course of business of such Loan Party or Subsidiary and permitted under Section 6.01 of the Credit Agreement (provided that in no event shall the holders of such other Indebtedness in the aggregate have the right to receive proceeds from any realization upon the Collateral or payments from the Guarantors in respect of claims in excess of $25.0 million in the aggregate from the enforcement of any remedies available to the Secured Parties under all of the Loan Documents except with respect to any such holder that has executed an intercreditor agreement with the Administrative Agent in form and substance satisfactory to the Administrative Agent).

“Guarantors” means the collective reference to each Grantor other than the Borrower; provided that the term “Guarantors” shall include the Borrower in the case of the obligations of the other Loan Parties and the other Subsidiaries described in clause (b) of the definition of the term “Guarantor Obligations”.

“Holdings” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Grantor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.

“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Administrative Agent.

“IP Agreements” means all Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any Intellectual Property to which a Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth on Schedule II hereto.

“Loan Obligations” means (a) in the case of the Borrower, the Borrower Obligations, and (b) in the case of each Guarantor, its Guarantor Obligations.

“Loan Party Article 9 Collateral” has the meaning assigned to such term in Section 4.01(a).

“Loan Party Collateral” means the Loan Party Article 9 Collateral and the Loan Party Pledged Collateral.

“Loan Party Pledged Collateral” has the meaning assigned to such term in Section 3.01(a).

“Loan Party Pledged Debt” has the meaning assigned to such term in Section 3.01(a).

“Loan Party Pledged Debt Securities” has the meaning assigned to such term in Section 3.01(a).

“Loan Party Pledged Stock” has the meaning assigned to such term in Section 3.01(a).

“Loan Party Security Interest” has the meaning assigned to such term in Section 4.01(a).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Note Grantors” means the Borrower and the Significant Subsidiaries. In accordance with Sections 4.02(g) and 4.03(i), the Borrower lists on Schedule VI, to its knowledge, the Significant Subsidiaries as of the Closing Date and from time to time thereafter; provided that neither the inaccuracy of the representation in Section 4.02(g) nor the Borrower’s failure to comply with Section 4.03(i) shall impair the validity of the security interest granted hereby.

“Note Obligations” means, in the case of each Note Grantor, the due and punctual payment by the Borrower of the principal of, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on and other amounts owing from time to time under or on the Existing Senior Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party and all rights of any Grantor under any such agreement (including, without limitation, any such rights that such Grantor has the right to license).

“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule II, (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

“Permitted Liens” means any Lien permitted by Section 6.02 of the Credit Agreement.

“Pledged Collateral” means the Loan Party Pledged Collateral and the Shared Pledged Collateral.

“Pledged Debt Securities” means the Loan Party Pledged Debt Securities and the Shared Pledged Debt Securities.

“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” means the Loan Party Pledged Stock and the Shared Pledged Stock.

“Secured Loan Parties” means (a) the Lenders, the Agents and the Additional Secured Loan Parties, (b) each Issuing Bank, (c) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

“Secured Note Parties” means the Existing Notes Holders and the Existing Notes Trustee.

“Secured Obligations” means the Loan Obligations and the Note Obligations.

“Secured Parties” means the Secured Loan Parties and the Secured Note Parties.

“Security Interest” means the Loan Party Security Interest and the Shared Security Interest.

“Shared Article 9 Collateral” has the meaning assigned to such term in Section 4.01(b).

“Shared Collateral” means the Shared Article 9 Collateral and the Shared Pledged Collateral.

“Shared Pledged Collateral” has the meaning assigned to such term in Section 3.01(b).

“Shared Pledged Debt” has the meaning assigned to such term in Section 3.01(b).

“Shared Pledged Debt Securities” has the meaning assigned to such term in Section 3.01(b).

“Shared Pledged Stock” has the meaning assigned to such term in Section 3.01(b).

“Shared Security Interest” has the meaning assigned to such term in Section 4.01(b).

“Significant Subsidiary” means any Grantor that is a “Significant Subsidiary” under the Existing Senior Notes Indenture.

“Supplement” has the meaning assigned to such term in Section 7.16.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Grantor any right to use any Trademark now or hereafter owned by any third party and all rights of any Grantor under any such agreement (including, without limitation, any such rights that such Grantor has the right to license).

“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, domain names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, such exception to exist solely to the extent and for the duration, if any, that the pledge under Section 3.01 of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule II, (b) all goodwill associated therewith or symbolized thereby, (c) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (d) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, to the Administrative Agent, for the ratable benefit of the Secured Loan Parties, as a primary obligor and not merely as a surety, the due and punctual payment of the Borrower Obligations. Each Guarantor further agrees that the Borrower Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Borrower Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Borrower Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated

maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Loan Party to any security held for the payment of the Borrower Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Loan Party in favor of the Borrower or any other person.

SECTION 2.03. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Borrower Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Loan Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.

SECTION 2.04. Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Loan Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Borrower Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Loan Parties in cash the amount of such unpaid Guarantor Obligation. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Loan Party under this guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Loan Parties under or in respect of the Loan Documents. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.05. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Borrower and each other Loan Party, and of all other circumstances bearing upon the risk of nonpayment of the Borrower Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Loan Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.06. Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Administrative Agent and each Lender hereby confirms that it is the intention of all such Persons that this guarantee and the Guarantor Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state law to the extent applicable to this guarantee and the Guarantor Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the Guarantor Obligations of each Guarantor under this guarantee at any time shall be limited to the maximum amount as will result in the Guarantor Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.

SECTION 2.07. Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower is required to be made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor mutatis mutandis.

SECTION 2.08. Additional Borrowers or Subsidiary Parties. The guarantee of any Guarantor that becomes a party hereto pursuant to Section 7.16 shall be subject to the limitations (if any) set forth in the applicable Supplement relating to such guarantee.

ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. (a) Subject to the last paragraph of Section 4.01(a), as security for the payment or performance, as the case may be, in full of its Loan Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Loan Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Loan Parties, a security interest in all of such Grantor’s right, title and interest in, to and under (i) the Equity Interests directly owned by it (including those listed on Schedule I) and any other Equity Interests obtained in the future by such Grantor and any certificates representing all such Equity Interests (the “Loan Party Pledged Stock”); provided that the Loan Party Pledged Stock shall not include (A) (I) more than 65% of the issued and outstanding voting Equity Interests in any “first tier” Wholly-Owned Foreign Subsidiary directly owned by such Grantor, (II) more than 65% of the issued and outstanding voting Equity Interests in any “first tier” Qualified CFC Holding Company directly owned by such Grantor, (III) any issued and outstanding Equity Interest in any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary, or (IV) any issued and outstanding Equity Interests in any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company, (B) to the extent applicable law requires that a subsidiary of such Grantor issue directors’ qualifying shares, such shares or nominee or other similar shares, (C) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement need not be satisfied by reason of Section 5.09(g) of the Credit Agreement, (D) any Equity Interests in a person that is not directly or indirectly a Subsidiary or is listed on Schedule V hereto or (E) any Equity Interests in any Insurance Subsidiary or any entity listed on Schedule 1.01A to the Credit Agreement; (ii) (A) the debt obligations listed opposite the name of such Grantor on Schedule I, (B) any debt obligations in the future issued to such Grantor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5.0 million, and (C) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Loan Party Pledged Debt Securities” and, together with the property described in clauses (ii)(A) and (B) above, the “Loan Party Pledged Debt”); (iii) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of the Loan Party Pledged Stock and the Loan Party Pledged Debt; (iv) subject to Section 3.05 hereof, all rights and privileges of such Grantor with respect to the Loan Party Pledged Stock, Loan Party Pledged Debt and other property referred to in clause (iii) above; and (v) all proceeds of any of the foregoing (the Loan Party Pledged Stock, Loan Party Pledged Debt and other property referred to in clauses (iii) through (v) above being collectively referred to as the “Loan Party Pledged Collateral”). The Administrative Agent agrees to execute an amendment to this Section 3.01(a) (if necessary) to exclude from the Loan Party Pledged Stock any Equity Interest which would be so excluded by the operation of clause (vii) or (viii) of Section 5.09(g) of the Credit Agreement.

(b) Subject to the last paragraph of Section 4.01(b), as security for the payment or performance, as the case may be, in full of its Secured Obligations, each Note Grantor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Note Grantor’s right, title and interest in, to and under (i) the Equity Interests directly owned by it (including those listed on Schedule I) and any other Equity Interests obtained in the future by such Note Grantor and any certificates representing all such Equity Interests (the “Shared Pledged Stock”); provided that the Shared Pledged Stock shall not include (A) (I) more than 65% of the issued and outstanding voting Equity Interests in any “first tier” Wholly-Owned Foreign Subsidiary directly owned by such Note Grantor, (II) more than 65% of the issued and outstanding voting Equity Interests in any “first tier” Qualified CFC Holding Company directly owned by such Note Grantor, (III) any issued and outstanding Equity Interest in any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary of such Note Grantor, or (IV) any issued and outstanding Equity Interests in any Qualified CFC Holding Company that is not a “first tier” Qualified CFC Holding Company of such Note Grantor, (B) to the extent applicable law requires that a subsidiary of such Note Grantor issue directors’ qualifying shares, such shares or nominee or other similar shares, (C) any Equity Interests with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement need not be satisfied by reason of Section 5.09(g) of the Credit Agreement, (D) any Equity Interests in a person that is not directly or indirectly a Subsidiary of such Note Grantor or is listed on Schedule V hereto or (E) any Equity Interests in any Insurance Subsidiary or any entity listed on Schedule 1.01A to the Credit Agreement; (ii) (A) the debt obligations listed opposite the name of such Note Grantor on Schedule I, (B) any debt obligations in the future issued to such Note Grantor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5.0 million, and (C) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Shared Pledged Debt Securities” and, together with the property described in clauses (ii)(A) and (B) above, the “Shared Pledged Debt”); (iii) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of the Shared Pledged Stock and the Shared Pledged Debt; (iv) subject to Section 3.05 hereof, all rights and privileges of such Note Grantor with respect to the Shared Pledged Stock, Shared Pledged Debt and other property referred to in clause (iii) above; and (v) all proceeds of any of the foregoing (the Shared Pledged Stock, Shared Pledged Debt and other property referred to in clauses (iii) through (v) above being collectively referred to as the

“Shared Pledged Collateral”). The Administrative Agent agrees to execute an amendment to this Section 3.01(b) (if necessary) to exclude from the Shared Pledged Stock any Equity Interest which would be so excluded by the operation of clause (vii) or (viii) of Section 5.09(g) of the Credit Agreement.

TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and permitted assigns, for the benefit of the applicable Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees promptly to deliver or cause to be delivered to the Administrative Agent, for the benefit of the applicable Secured Parties, any and all Pledged Securities to the extent such Pledged Securities (i) are Equity Interests in the Borrower or in Subsidiaries or (ii) in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02. If any Pledged Stock that is uncertificated on the date hereof shall hereinafter become certificated, or if any Grantor shall at any time hold or acquire any certificated securities included in the Pledged Collateral, the applicable Grantor shall promptly cause the certificate or certificates representing such Pledged Stock to be delivered to the Administrative Agent for the benefit of the applicable Secured Parties together with accompanying stock powers or other documentation required by Section 3.02(c). None of the Grantors shall permit any third party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Administrative Agent.

(b) To the extent any Indebtedness for borrowed money constitutes Pledged Collateral (other than (i) intercompany current liabilities in connection with the cash management operations of Holdings and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) owed to any Grantor is evidenced by a promissory note or an instrument, such Grantor shall cause such promissory note, if evidencing Indebtedness in excess of $5.0 million, to be pledged and delivered to the Administrative Agent, for the benefit of the applicable Secured Parties, pursuant to the terms hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule I (or a supplement to Schedule I, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Loan Parties, that:

(a) Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02;

(b) the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Grantor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Grantor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;

(c) except for the security interests granted hereunder, each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Grantor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;

(d) other than as set forth in the Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally, or otherwise permitted to exist pursuant to the terms of the Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) other than as set forth in the Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (or the transfer of the Pledged Securities upon a foreclosure thereof (other than compliance with any securities law applicable to the transfer of securities)), in each case other than such as have been obtained and are in full force and effect;

(g) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities (including Pledged Stock of any Domestic Subsidiary or any Qualified CFC Holding Company) are delivered to the Administrative Agent, for the benefit of the applicable Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Administrative Agent will obtain, for the benefit of the applicable Secured Parties, a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Permitted Liens permitted under the Credit Agreement, as security for the payment and performance of the Loan Obligations and/or the Note Obligations, as the case may be; and

(h) each Grantor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and, upon the occurrence and during the continuation of an Event of Default, agrees to transfer record ownership of the securities issued by it in connection with any request by the Administrative Agent.

SECTION 3.04. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Each Grantor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Administrative Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Loan Party for certificates of smaller or larger denominations.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc. Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantors of the Administrative Agent’s intention to exercise its rights hereunder:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that, except as permitted under the Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement, any other Loan Document or the Existing Senior Notes Indenture or the ability of the Secured Parties to exercise the same.

(ii) The Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities to the extent such Grantor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities to the extent such Grantor has the rights to receive such Pledged Securities if they were declared, distributed and paid on the date of this Agreement, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the benefit of the applicable Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the benefit of the applicable Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). This clause (iii) shall not apply to dividends between or among the Borrower, the Grantors and the Subsidiaries only of property which is subject to a perfected security interest under this Agreement; provided that the Borrower notifies the Administrative Agent in writing, specifically referring to this Section 3.06, at the time of such dividend and takes any actions the Administrative Agent specifies to ensure the continuance of its perfected security interest in such property under this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default and after notice by the Administrative Agent to the Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Grantor to receive dividends, interest, principal or other distributions with respect to Pledged Securities that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the benefit of the applicable Secured Parties, in the Administrative Agent which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions; provided, however, that until the occurrence of an Acceleration Event, any Grantor may continue to exercise dividend and distribution rights solely to the extent permitted under clause (x) (other than clause (iv) thereof) and clause (y) of Section 6.06(b) of the Credit Agreement and solely to the extent that such amounts are required by Holdings for the stated purposes thereof. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.05 shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent, for the benefit of the applicable Secured Parties, and shall be forthwith delivered to the Administrative Agent, for the benefit of the applicable Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and a Responsible Officer has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and after notice by the Administrative Agent to the Borrower of the Administrative Agent’s intention to exercise its rights hereunder, all rights of any Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05 with respect to Pledged Securities, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the applicable Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and a Responsible Officer has delivered to the Administrative Agent a certificate to that effect, each Grantor shall have the right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and the obligations of the Administrative Agent under paragraph (a)(ii) shall be in effect.

ARTICLE IV

Security Interests in Other Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Loan Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Loan Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Loan Parties, a security interest (the “Loan Party Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Loan Party Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory and all other Goods not otherwise described above;

(ix) all Investment Property;

(x) all Commercial Tort Claims with respect to the matters described on Schedule III;

(xi) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xii) all books and records pertaining to the Loan Party Article 9 Collateral; and

(xiii) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (u) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (v) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement would not be required to be satisfied by reason of Section 5.09(g) of the Credit Agreement if hereafter acquired, (w) any property excluded from the definition of Loan Party Pledged Collateral pursuant to Section 3.01(a) hereof (other than clause (i)(D) thereof), (x) any Letter of Credit Rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (y) any Grantor’s right, title or interest in any license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (z) any Equipment owned by any Grantor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Grantors as a condition to the creation of any other security interest on such Equipment. The Administrative Agent agrees to execute an amendment to this Section 4.01(a) (if necessary) to exclude from the Loan Party Article 9 Collateral any asset which would be so excluded by the operation of clause (vii) or (viii) of Section 5.09(g) of the Credit Agreement.

(b) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Secured Obligations, each Note Grantor hereby assigns and pledges to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and permitted assigns, for the benefit of the Secured Parties, a security interest (the “Shared Security Interest”) in all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Note Grantor or in which such Note Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Shared Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles;

(vii) all Instruments;

(viii) all Inventory and all other Goods not otherwise described above;

(ix) all Investment Property;

(x) all Commercial Tort Claims with respect to the matters described on Schedule III;

(xi) all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);

(xii) all books and records pertaining to the Shared Article 9 Collateral; and

(xiii) to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing;

Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (u) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (v) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 5.09 of the Credit Agreement would not be required to be satisfied by reason of Section 5.09(g) of the Credit Agreement if hereafter acquired, (w) any property excluded from the definition of Shared Pledged Collateral pursuant to Section 3.01(b) hereof (other than clause (i)(D) thereof), (x) any Letter of Credit Rights to the extent any Note Grantor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (y) any Note Grantor’s right, title or interest in any license, contract or agreement to which such Note Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Note Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Note Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (z) any Equipment owned by any Note Grantor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Note Grantors as a condition to the creation of any other security interest on such Equipment. The Administrative Agent agrees to execute an amendment to this Section 4.01(b) (if necessary) to exclude from the Shared Article 9 Collateral any asset which would be so excluded by the operation of clause (vii) or (viii) of Section 5.09(g) of the Credit Agreement.

(c) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of collateral that describes such property in any other manner as the Administrative Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of such Grantor, and naming such Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(d) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

(e) Notwithstanding anything to the contrary in this Agreement or in the Credit Agreement, no Grantor shall be required to enter into any deposit account control agreement or securities account control agreement with respect to any cash, deposit account or securities account.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the Credit Agreement.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule IV (or specified by notice from the Borrower to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement or the definition of Collateral and Guarantee Requirement) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States issued patents and patent applications, United States registered Trademarks and United States registered Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the applicable Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Grantor represents and warrants that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral including all material Intellectual Property with respect to United States issued patents (and Patents for which United States applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Administrative Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, in respect of all Article 9 Collateral consisting of such material Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registrations or applications for Patents, Trademarks and Copyrights acquired or obtained after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in Section

4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office upon the making of such filings with such office, in each case, as applicable, with respect to material Intellectual Property Collateral. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, other than Permitted Liens. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any agreement in which any Grantor grants any interest in any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any agreement in which any Grantor grants any interest in any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.

(e) None of the Grantors holds any Commercial Tort Claim individually in excess of $5.0 million as of the Closing Date except as indicated on the Perfection Certificate.

(f) As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”):

(i) The Intellectual Property Collateral set forth on Schedule II includes all of the material registrations and material applications for Patents, Trademarks and Copyrights owned or exclusively licensed by and all material IP Agreements (other than Trademark licenses granted by a Grantor to a franchisee or master franchisor in the ordinary course of business) binding upon such Grantor as of the date hereof. The Intellectual Property Collateral set forth on Schedule II includes all of the material registrations and material applications for Patents, Trademarks and Copyrights owned or exclusively licensed by the Borrower and its subsidiaries.

(ii) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and, to such Grantor’s knowledge, is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Grantor has no knowledge of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.

(iii) Such Grantor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in the Intellectual Property Collateral that is reasonably necessary for the operation of its business in full force and effect in the United States and such Grantor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(iv) With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (B) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Grantor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

(v) Except as would not reasonably be expected to have a Material Adverse Effect, no Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

(g) To the Borrower’s knowledge, Schedule VI sets forth, as of the Closing Date, all of the Significant Subsidiaries of the Borrower which are Grantors under this Agreement; provided that any inaccuracy of this representation shall not impair the validity of the security interest hereby granted.

SECTION 4.03. Covenants. (a) The Borrower agrees promptly to notify the Administrative Agent in writing of any change (i) in the corporate or organization name of any Grantor, (ii) in the identity or type of organization or corporate structure of any Grantor, (iii) in the Federal Taxpayer Identification Number or organizational identification number of any Grantor or (iv) in the jurisdiction of organization of any Grantor. The Borrower agrees promptly to provide the Administrative Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. The Borrower agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral in which a security interest may be perfected by filing, for the benefit of the applicable Secured Parties. The Borrower agrees promptly to notify the Administrative Agent if any material portion of the Article 9 Collateral owned or held by any Grantor is damaged or destroyed.

(b) Subject to the rights of such Grantor under the Loan Documents to dispose of Collateral, each Grantor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Administrative Agent, for the benefit of the applicable Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.

(c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect, defend and perfect the Security Interest and the rights and remedies created hereby, including, without limitation, (i) the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest, and (ii) the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and of Section 5.09(g) of the Credit Agreement. If any Indebtedness payable under or in connection with any of the Article 9 Collateral that is in excess of $5.0 million shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the applicable Secured Parties, duly endorsed in a manner reasonably satisfactory to the Administrative Agent. The Administrative Agent agrees to execute an amendment to this Section 4.03(c) (if necessary) to exclude from the requirements of this clause any asset which would be so excluded by the operation of clause (vii) or (viii) of Section 5.09(g) of the Credit Agreement.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Grantor shall have the right, exercisable within 30 days after the Borrower has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Article 9 Collateral. Each Grantor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral.

(d) After the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.

(e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the

Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(f) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein, in the other Loan Documents or in the Existing Senior Notes Indenture.

(f) Each Grantor (rather than the Administrative Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

(g) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Article 9 Collateral and each Grantor shall remain at all times in possession or otherwise in control of the Article 9 Collateral owned by it, except as permitted by the Credit Agreement.

(h) Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this Section 4.03(i), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

(i) The Borrower agrees to use its commercially reasonable efforts to supplement or amend Schedule VI from time to time as may be appropriate, by delivering a revised schedule to the Administrative Agent; provided that the failure to update such schedule shall not impair the validity of the security interests hereby granted.

(j) The Borrower agrees to use its commercially reasonable efforts to identify to the Administrative Agent the Additional Secured Loan Parties described in clause (b) or (c) of the definition thereof from time to time and which are entitled to the benefits of this Agreement; provided that the failure by the Borrower to so notify the Administrative Agent shall not impair the validity of the guarantee or the security interests hereby granted.

SECTION 4.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, for the benefit of the applicable Secured Parties, the Administrative Agent’s security interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. If any Grantor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or tangible Chattel Paper evidencing an amount in excess of $5.0 million, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent for the benefit of the applicable Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5.0 million, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except as permitted under the Credit Agreement, each Grantor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees or sublicensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Grantor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve such Grantor’s rights under applicable patent laws.

(b) Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each Trademark material to the normal conduct of such Grantor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) consistent with its prior practice, display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as permitted under applicable law and (iv) not knowingly use or knowingly permit its licensees’ or sublicensees’ use of such Trademark in violation of any third-party rights.

(c) Each Grantor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a Copyright material to the normal conduct of such Grantor’s business that it publishes, displays and distributes, and, consistent with its prior practice, use copyright notice as permitted under applicable copyright laws.

(d) Each Grantor shall notify the Administrative Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Grantor’s business has permanently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination, excluding non-material office actions and similar determinations or developments in the United States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Grantor’s ownership of any such Patent, Trademark or Copyright or its right to register or to maintain the same.

(e) Each Grantor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Administrative Agent on a quarterly basis of each registration or application made by itself, or through any agent, employee, licensee or designee at such Grantor’s request, for any Patent or Trademark with the United States Patent and Trademark Office or, on a monthly basis, of each registration made by itself, or through any agent, employee, licensee or designee at such Grantor’s request, for any Copyright with the United States Copyright Office, respectively, or any comparable office or agency in any other country filed during the preceding period, (ii) promptly execute and deliver any and all agreements, instruments, documents and papers necessary or as the Administrative Agent may otherwise reasonably request to evidence the Administrative Agent’s security interest in such U.S. Patent, Trademark or Copyright and the perfection thereof, and (iii) upon the Administrative Agent’s request, promptly execute and deliver any and all agreements, instruments, documents and papers necessary or as the Administrative Agent may otherwise reasonably request to evidence the Administrative Agent’s security interest in such non-U.S. Patent, Trademark or Copyright and the perfection thereof.

(f) Each Grantor shall exercise its reasonable business judgment consistent with the practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Grantor’s business and to maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright that is material to the normal conduct of such Grantor’s business, including, when applicable and necessary in such Grantor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Grantor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Grantor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Grantor shall promptly notify the Administrative Agent (other than infringements, misappropriations or dilutions by franchisees or former franchisees unless and until such franchisee or former franchisee challenges the validity of any such Patent, Trademark or Copyright) and shall, if such Grantor deems it necessary in its reasonable business judgment, take such actions as are reasonably appropriate under the circumstances, which may include suing and recovering damages.

(h) The Borrower agrees that it will, and will cause each of its Subsidiaries to, assign any material (i) registrations and applications for Trademarks (together with the goodwill of the business symbolized thereby), (ii) issued Patents and applications therefor, and (iii) registrations and applications for Copyrights to a Guarantor, in each case, on or before the Closing Date. The Borrower shall promptly record such assignments with the United States Patent and Trademark Office, United States Copyright Office, and any other similar office or agency in any other jurisdiction, as applicable, within five days after execution of such assignments and shall promptly provide the Administrative Agent with copies of such assignments and, if available, confirmation of recordation thereof.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Grantor hereby agrees to use) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Grantor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party with respect to the Loan Obligations or the Note Obligations, as applicable, under the applicable Uniform Commercial Code or other applicable law or in equity. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral securing the Loan Obligations or the Note Obligations, as applicable, at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01 the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

To the extent any notice is required by applicable law, the Administrative Agent shall give the applicable Grantors 10 Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. (a) The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Loan Party Collateral not constituting Shared Collateral, including any such Loan Party Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Loan Obligations secured by such Collateral, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor, any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, and all other fees, indemnities and other amounts owing or reimbursable to the Administrative Agent under any Loan Document in its capacity as such;

SECOND, to the payment in full of the Loan Obligations secured by such Collateral (the amounts so applied to be distributed among the Secured Loan Parties pro rata in accordance with the respective amounts of such Loan Obligations owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of each Issuing Bank and the Lenders, an amount in cash in Dollars equal to the aggregate Revolving L/C Exposure and Synthetic L/C Exposure as of such date plus any accrued and unpaid interest thereon), subject to Section 7.18; and

THIRD, to the applicable Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(b) The Administrative Agent shall promptly apply the proceeds, moneys or balances of any collection or sale of Shared Collateral, including any Shared Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations secured by such Collateral, including without limitation all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder on behalf of any Note Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy in respect of the Shared Collateral;

SECOND, to the payment in full of the Secured Obligations secured by such Collateral (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the respective amounts of the Secured Obligations owed to them on the date of any such distribution, which in the case of Letters of Credit, shall be paid by deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of each Issuing Bank and the Lenders, an amount in cash in Dollars equal to the aggregate Revolving L/C Exposure and Synthetic L/C Exposure as of such date plus any accrued and unpaid interest thereon), subject to Section 7.18; and

THIRD, to the applicable Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

(c) Notwithstanding the foregoing, any proceeds of Collateral to be distributed for application to a Secured Party’s liabilities with respect to any issued but undrawn (or unpaid) Revolving Letter of Credit shall be held by the Administrative Agent in an account pursuant to Section 2.05(j) of the Credit Agreement as collateral security for any such liabilities until a drawing on such Revolving Letter of Credit, at which time such amounts, together with interest accrued thereon, shall be released by the Administrative Agent and applied to such liabilities. If any such Revolving Letter of Credit shall expire without having been drawn upon (or paid) in full, the amounts held in such account with respect to the undrawn (or unpaid) portion of such Revolving Letter of Credit, together with interest accrued thereon, shall be applied by the Administrative Agent in accordance with clause (a) and/or (b) above.

(d) If at any time any moneys collected or received by the Administrative Agent pursuant to this Agreement are distributable pursuant to paragraph (b) above to the Existing Notes Trustee, and if the Existing Notes Trustee shall notify the Administrative Agent in writing that no provision is made under the Existing Senior Notes Indenture for the application by the Existing Notes Trustee of such moneys (whether because the Existing Senior Notes have not become due and payable or otherwise) and that the Existing Senior Notes Indenture does not effectively provide for the receipt and the holding by the Existing Notes Trustee of such moneys pending the application thereof, then the Administrative Agent, after receipt of such moneys pending the application thereof and the receipt of such notification, shall at the direction of the Existing Notes Trustee, invest such amounts in Permitted Investments maturing within 90 days after they are acquired by the Administrative Agent or, in the absence of such direction, hold such moneys uninvested and shall hold all such amounts so distributable and all such investments and the net proceeds thereof in trust solely for the Existing Notes Trustee (in its capacity as trustee) and for no other purpose until such time as the Existing Notes Trustee shall request in writing the delivery thereof by the Administrative Agent for application pursuant to the Existing Senior Notes Indenture. The Administrative Agent shall not be responsible for any diminution in funds resulting from any such investment or any liquidation or any liquidation thereof prior to maturity.

(e) In making the determination and allocations required by this Section 5.02, the Administrative Agent may conclusively rely upon information supplied by the Existing Notes Trustees as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Note Obligations, and the Administrative Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information, provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. All distributions made by the Administrative Agent pursuant to this Section 5.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Administrative Agent shall have no duty to inquire as to the application by the Existing Notes Trustee of any amounts distributed to it.

SECTION 5.03. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity. In addition to all such rights of indemnity and subrogation as the Grantors may have under applicable law (but subject to Section 6.03 hereof), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Loan Party under this Agreement in respect of any Guarantor Obligation of the Borrower, the Borrower shall indemnify such Subsidiary Loan Party for the full amount of such payment and such Subsidiary Loan Party shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Loan Party shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party by the Borrower, the Borrower shall indemnify such Subsidiary Loan Party in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 6.02. Contribution and Subrogation. Each Subsidiary Loan Party (a “Contributing Party”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Subsidiary Loan Party hereunder in respect of any Guarantor Obligation, or assets of any other Subsidiary Loan Party shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Secured Party and such other Subsidiary Loan Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01 hereof, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties on the date hereof (or, in the case of any Subsidiary Loan Party becoming a party hereto pursuant to Section 7.16 hereof, the date of the supplement hereto executed and delivered by such Subsidiary Loan Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.

SECTION 6.03. Subordination; Subrogation. (a) Subject to the limitations set forth in Section 2.06, to the extent permitted by law and to the extent to do so would not constitute unlawful financial assistance, each Guarantor and Grantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor or Grantor by each other Loan Party (the “Subordinated Obligations”) to the Secured Obligations (other than contingent or unliquidated obligations or liabilities) owed by it to the extent and in the manner hereinafter set forth in this Section 6.03:

(i) Prohibited Payments, Etc. Each Guarantor and Grantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, if requested by the Administrative Agent or required by the Required Lenders, no Guarantor or Grantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Secured Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash.

(ii) Prior Payment of Secured Obligations. In any proceeding under the U.S. Bankruptcy Code or any other U.S. federal, U.S. state or non-U.S. bankruptcy, insolvency, receivership or similar law in any jurisdiction relating to any other Loan Party, each Guarantor and Grantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Secured Obligations (including all interest and expenses accruing after the commencement of a proceeding under any U.S. Bankruptcy Code or any other U.S. federal, state bankruptcy, insolvency, receivership or similar law in any jurisdiction, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) (other than contingent or unliquidated obligations or liabilities) before such Guarantor or Grantor receives payment of any Subordinated Obligations.

(iii) Turn-Over. After the occurrence and during the continuance of any Event of Default, each Guarantor and Grantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for (or, in any jurisdiction whose law does not include the concept of trusts, for the account of) the Secured Parties and deliver such payments to the Administrative Agent on account of the Secured Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor or Grantor under the other provisions of this Agreement.

(iv) Administrative Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor and Grantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Secured Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor and Grantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Secured Obligations (including any and all Post-Petition Interest).

(b) Subject to the limitations set forth in Section 2.06, each Guarantor and Grantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s or Grantor’s obligations under or in respect of this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Secured Obligations (other than contingent or unliquidated obligations or liabilities) and all other amounts payable under this Agreement shall have been paid in full in cash, all Letters of Credit and all Swap Agreements secured hereunder shall have expired or been terminated or cash collateralized and the Commitments shall have expired or been terminated and each Guarantor and Grantor agrees that it will not be entitled to bring any action, claim, suit or other proceeding in respect of any right it may have in respect of any payment on its Guarantee or other obligation hereunder until such time. If any amount shall be paid to any Guarantor or Grantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Secured Obligations (other than contingent or unliquidated obligations or liabilities) and all other amounts payable under this Agreement and (b) the latest date of expiration, termination or cash collateralization of all Letters of Credit and all Swap Agreements secured hereunder, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor or Grantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Secured Obligations or other amounts payable under such guarantee thereafter arising. If (i) any Guarantor or Grantor shall make payment to any Secured Party of all or any part of the Secured Obligations, (ii) all of the Secured Obligations (other than contingent or unliquidated obligations or liabilities) and all other amounts payable under this Agreement shall have been paid in full in cash, (iii) the Revolving Facility Maturity Date, Term B Facility Maturity Date and Synthetic L/C Maturity Date shall have occurred and (iv) all Letters of Credit and all Swap Agreements secured hereunder shall have expired, terminated, or shall have been cash collateralized, the Administrative Agent will, at such Guarantor’s or Grantor’s request and expense, execute and deliver to such Guarantor or Grantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor or Grantor of an interest in the Secured Obligations resulting from such payment made by such Guarantor or Grantor pursuant to this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement or Section 10.02 of the Existing Senior Notes Indenture, as applicable. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower, with such notice to be given as provided in Section 10.01 of the Credit Agreement.

SECTION 7.02. [RESERVED].

SECTION 7.03. Limitation By Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such party and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such party, the Administrative Agent and the other Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.

SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Guarantor or Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (unless permitted under the Credit Agreement).

SECTION 7.06. Administrative Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (except the allocated cost of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution, delivery or performance of this Agreement or any other Loan Document to which such Grantor is a party or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the transactions contemplated hereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Loan Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

SECTION 7.07. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. The Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement (in accordance with its terms), as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 7.08. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Administrative Agent, any Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.08 of the Credit Agreement; provided, however, that the requisite written consent of the Existing Notes Holders or the Existing Notes Trustee under the Existing Senior Notes Indenture shall be required with respect to any release, waiver, amendment or other modification of this Agreement that would materially and adversely affect the rights of the Existing Notes Holders to equally and ratably share in the security provided for herein with respect to the Shared Collateral. Except as set forth in this Section 7.09(b), neither the Existing Notes Holders nor the Existing Notes Trustee shall have any rights to approve any release, waiver, amendment, modification, change, discharge or termination with respect to this Agreement.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

SECTION 7.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or Grantor, or its properties, in the courts of any jurisdiction.

(b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 7.15 .Termination or Release. (a) This Agreement, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate with respect to all Secured Obligations when all the outstanding Loan Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the Credit Agreement and the Revolving L/C Exposure and Synthetic L/C Exposure have each been reduced to zero (or cash-collateralized or supported by a back-to-back letters of credit in form and substance and from an issuing bank satisfactory to the Administrative Agent) and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

(b) If not earlier terminated pursuant to clause (a) above, this Agreement and the Shared Security Interest shall terminate with respect to the Existing Notes Trustee and the Existing Notes Holders when all Note Obligations have been paid in full in cash or immediately available funds.

(c) A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Grantor ceases to be a Subsidiary of the Borrower or otherwise ceases to be a Guarantor or a Grantor; provided that the Required Lenders shall have consented to such transaction (to the extent such consent is required by the Credit Agreement) and the terms of such consent did not provide otherwise.

(d) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not a Grantor, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 10.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(e) In connection with any termination or release pursuant to paragraph (a), (b), (c) or (d) of this Section 7.15, the Administrative Agent shall execute and deliver to any Grantor, at such Grantor’s expense all documents that such Grantor shall reasonably request to evidence such termination or release and will duly assign and transfer to such Grantor such of the Pledged Collateral so released that may be in the possession of the Administrative Agent that has not theretofore been sold or otherwise applied or released pursuant to this Agreement. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.

SECTION 7.16. Additional Subsidiaries. Upon execution and delivery by the Administrative Agent and any Subsidiary that is required to become a party hereto by Section 5.09 of the Credit Agreement or the Collateral and Guarantee Requirement of an instrument in the form of Exhibit I hereto (with such additions to such form as the Administrative Agent and the Borrower may reasonably agree in the case of any such Subsidiary) (a “Supplement”), such entity shall become a Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of any new party to this Agreement.

SECTION 7.17 No Limitations, Etc. (a) Except for termination of a Grantor’s obligations hereunder as expressly provided for in Section 7.15 and except for the limitations set forth in Section 2.06 or, with respect to any Subsidiary Loan Party that becomes a party hereto pursuant to Section 7.16 or otherwise, in any Supplement to this Agreement, the obligations of each Grantor hereunder and grant of security interests by such Grantor shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of, and all rights of the Administrative Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Guarantor and Grantor hereunder shall be absolute and unconditional irrespective of, the invalidity, illegality or unenforceability of the Secured Obligations (including with respect to any guarantee under this Agreement) or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, all rights of the Administrative Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Guarantor and Grantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and shall be absolute and unconditional irrespective of, and each Grantor hereby waives any defense to the enforcement hereof by reason of:

(i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment or modification of, increase in the Secured Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any Guarantor under this Agreement;

(iii) the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Administrative Agent or any other Secured Party for the Secured Obligations, including with respect to any Guarantor under this Agreement;

(iv) any default, failure or delay, willful or otherwise, in the performance of the Secured Obligations, including with respect to any Guarantor under this Agreement;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of the Borrower or any Grantor or otherwise operate as a discharge of the Borrower or any Grantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Secured Obligations);

(vi) any illegality, lack of validity or enforceability of any Secured Obligation, including with respect to any Guarantor under this Agreement;

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting a Loan Party or its assets or any resulting release or discharge of any Secured Obligation, including with respect to any Guarantor under this Agreement;

(viii) the existence of any claim, set-off or other rights that the Grantor may have at any time against the Borrower, the Administrative Agent, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(ix) any action permitted or authorized hereunder; or

(x) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower or the Grantor or any other guarantor or surety.

Each Grantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Secured Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Secured Obligations, all without affecting the obligations of any Grantor hereunder.

(b) To the fullest extent permitted by applicable law, each Grantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Secured Obligations, including with respect to any Guarantor under this Agreement, or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Secured Obligations (other than contingent or unliquidated obligations or liabilities). The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Grantor hereunder except to the extent the Secured Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Grantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Grantor against any other Loan Party, as the case may be, or any security.

SECTION 7.18. Secured Party Authorizations and Indemnifications. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably, to the maximum extent permitted by law, (a) to consent to the appointment of the Administrative Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Guarantor or Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Guarantor’s or Grantor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement or any other Security Document against any

Guarantor or Grantor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Security Document and (d) to agree to be bound by the terms of this Agreement and any other Security Documents. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably, to the maximum extent permitted by law (and by the Existing Senior Notes Indenture, in the case of the Secured Note Parties), to agree to indemnify the Administrative Agent (and authorize the Administrative Agent to deduct any such indemnification amount from the amounts to be paid to such Secured Party pursuant to Section 5.02(a) and/or (b)) to the extent not indemnified or reimbursed by the Grantors, pro rata in accordance with the amount of the Secured Obligations owed to it on the date of any such indemnification, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as collateral agent in any way relating to or arising out of this Agreement or any other Security Document or any action taken or omitted by the Administrative Agent with respect to this Agreement or any other Loan Document, provided that no Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

SECTION 7.19 Limitation on Administrative Agent’s Responsibilities with Respect to Existing Notes Holders. (a) To the maximum extent permitted by law, the obligations of the Administrative Agent to the Existing Notes Holders and the Existing Notes Trustee hereunder shall be limited solely to (i) holding the Shared Collateral for the ratable benefit of the Existing Notes Holders and the Existing Notes Trustee for so long as (A) any Note Obligations remain outstanding and (B) any Note Obligations are secured by such Shared Collateral, (ii) subject to the instructions of the Required Lenders, enforcing the rights of the Existing Notes Holders in their capacities as Secured Parties in respect of Shared Collateral and (iii) distributing any proceeds received by the Administrative Agent from the sale, collection or realization of the Shared Collateral to the Existing Notes Holders and the Existing Notes Trustee in respect of the Note Obligations in accordance with the terms of this Agreement. To the maximum extent permitted by law, neither the Existing Notes Holders nor the Existing Notes Trustee shall be entitled to exercise (or direct the Administrative Agent to exercise) any rights or remedies hereunder with respect to the Note Obligations, including without limitation the right to receive any payments, enforce the Shared Security Interest, request any action, institute proceedings, give any instructions, make any election, notice Account Debtors, make collections, sell or otherwise foreclose on any portion of the Collateral or execute any amendment, supplement, or acknowledgment hereof (other than pursuant to Section 5.02(c)). To the maximum extent permitted by law, this Agreement shall not create any liability of the Administrative Agent or the Secured Loan Parties to the Existing Notes Holders or to the Existing Notes Trustee by reason of actions taken with respect to the creation, perfection or continuation of the Shared Security Interest or the Shared Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the Shared Collateral or action with respect to the collection of any claim for all or any part of the Note Obligations from any Account Debtor, guarantor or any other party or the valuation, use or protection of the Shared Collateral. Subject to Section 7.21 and to the maximum extent permitted by law, by acceptance of the benefits under this Agreement and the other Security Documents, the Existing Notes Holders and the Existing Notes Trustee will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Lenders to permit such persons to be Secured Parties under this Agreement and certain of the other Security Documents and are being relied upon by the Lenders as consideration therefor.

(b) The Administrative Agent shall not be required to ascertain or inquire as to the performance by the Borrower of the Note Obligations.

(c) The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the gross negligence or wilful misconduct of any agents or attorneys-in-fact selected by it with reasonable care and without gross negligence or wilful misconduct.

(d) The Administrative Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Administrative Agent shall have received a notice of Event of Default or a notice from a Grantor, the Existing Notes Trustee or the Secured Parties to the Administrative Agent in its capacity as Administrative Agent indicating that an Event of Default has occurred. The Administrative Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(e) Notwithstanding anything to the contrary herein, nothing in this Agreement shall or shall be construed to (i) result in the Shared Security Interest not securing the Note Obligations less than equally and ratably with the Loan Obligations pursuant to Section 4.07 of the Existing Senior Notes Indenture to the extent required or (ii) modify or affect the rights of the Existing Notes Holders to receive the pro rata share specified in Section 5.02(b) of any proceeds of any collection or sale of Shared Collateral.

(f) The parties hereto agree that the Note Obligations and the Loan Obligations are, and will be, equally and ratably secured with each other by the Liens on the Shared Collateral, and that it is their intention to give full effect to the equal and ratable provision of Section 4.07 of the Existing Senior Notes Indenture, as in effect on the date hereof.

SECTION 7.20 Securitization Acknowledgements. (a) For purposes of this Section 7.20(a), capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Transfer and Servicing Agreement, dated April 25, 2000 (the “Transfer and Servicing Agreement”), among Apple Ridge Services Corporation (“ARSC”), Cartus Corporation (“Cartus”), Cartus Financial Corporation (“CFC”), Apple Ridge Funding LLC (“ARF”) and The Bank of New York (the “Indenture Trustee”), or, if not defined therein, as assigned to such terms in the “Purchase Agreement” or the “Receivables Purchase Agreement” referred to therein, in each case as each such agreement has been amended by (I) that certain Amendment, Agreement and Consent, dated December 20, 2004, (II) that certain Second Omnibus Amendment, dated January 31, 2005, (III) that certain Amendment, Agreement and Consent, dated January 30, 2006, (IV) that certain Third Omnibus Amendment, Agreement and Consent, dated May 12, 2006, (V) that certain Fourth Omnibus Amendment, dated November 29, 2006 and (VI) that certain Fifth Omnibus Amendment, dated April 10, 2007. The Transfer and Servicing Agreement, the Purchase Agreement and the Receivables Purchase Agreement, together with the respective amendments thereto described above, are collectively attached to this Agreement as Exhibit II. Subsequent references in this Section 7.20(a) to ARSC, Cartus and CFC below shall mean and be references to such corporations as they currently exist but shall also include references to any limited liability companies which succeed to the assets and liabilities of such companies in connection with a conversion of any such corporation into a limited liability company. The Administrative Agent acknowledges and agrees, and each Secured Party by its execution of the Credit Agreement (or its Assignment and Acceptance) and/or its acceptance of the benefits of this Agreement acknowledges and agrees, as follows, solely in its capacity as a Secured Party:

(i) Each Secured Party hereby acknowledges that (A) CFC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Cartus Purchased Assets (originally referred to as CMSC Purchased Assets) from Cartus pursuant to the Purchase Agreement, making Equity Payments, Equity Loans, Mortgage Payoffs and Mortgage Payments to or on behalf of employees or otherwise purchasing Homes in connection with the Pool Relocation Management Agreements, funding such activities through the sale of CFC Receivables (originally referred to as CMF Receivables) to ARSC, and such other activities as it deems necessary or appropriate in connection therewith, (B) ARSC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing from CFC all CFC Receivables acquired by CFC from Cartus or otherwise originated by CFC, funding such acquisitions through the sale of the CFC Receivables to ARF and such other activities as it deems necessary or appropriate to carry out such activities, and (C) ARF is a limited purpose limited liability company whose activities are limited in its limited liability company agreement to purchasing the Pool Receivables from ARSC, funding such acquisitions through the issuance of the Notes, pledging such Pool Receivables to the Indenture Trustee and such other activities as it deems necessary or appropriate to carry out such activities.

(ii) Each Secured Party hereby acknowledges and agrees that (A) the foregoing transfers are intended to be true and absolute sales as a result of which Cartus has no right, title and interest in and to any of the Cartus Purchased Assets, any Homes acquired by CFC in connection therewith or any CFC Receivables, including any Related Property relating thereto, any proceeds thereof or earnings thereon (collectively, the “Pool Assets”), (B) none of CFC, ARSC or ARF is a Loan Party, (C) such Secured Party is not a creditor of, and has no recourse to, CFC, ARSC or ARF pursuant to the Credit Agreement or any other Loan Document, and (D) such Secured Party has no lien on or claim, contractual or otherwise, arising under the Credit Agreement or any other Loan Document to the Pool Assets (whether now existing or hereafter acquired and whether tangible or intangible); provided that nothing herein shall limit any rights the Secured Parties may have to any proceeds or earnings which are transferred from time to time to Cartus by CFC, ARSC or ARF.

(iii) No Secured Party will institute against or join any other person in instituting against CFC, ARSC or ARF any insolvency proceeding, or solicit, join in soliciting, cooperate with or encourage any motion in support of, any insolvency proceeding involving CFC, ARSC or ARF until one year and one day after the payment in full of all Notes; provided that the foregoing shall not limit the right of any Secured Party to file any claim in or otherwise take any action (not inconsistent with the provisions of this Section 7.20(a)) permitted or required by applicable law with respect to any insolvency proceeding instituted against CFC, ARSC or ARF by any other person.

(iv) Without limiting the foregoing, in the event of any voluntary or involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any Federal or state bankruptcy or similar law involving Cartus, CFC, ARSC, ARF or any other Affiliates of Cartus as debtor, or otherwise, the Secured Parties agree that if, notwithstanding the intent of the parties, Cartus is found to have a property interest in the Pool Assets, then, in such event, CFC and its assigns, including the Indenture Trustee, shall have a first and prior claim to the Pool Assets, and any claim or rights the Secured Parties may have to the Pool Assets, contractual or otherwise, shall be subject to the prior claims of the Indenture Trustee and the Noteholders until all amounts owing under the Indenture shall have been paid in full, and the Secured Parties agree to turn over to the Indenture Trustee any amounts received contrary to the provisions of this clause (iv).

(v) In taking a pledge of the Equity Interests of CFC, each Secured Party acknowledges that it has no right, title or interest in or to any assets of CFC, ARSC or ARF other than its rights to receive, as assignee of Cartus, any dividends or other distributions properly declared and paid or made in respect of the Equity Interests of CFC. Each Secured Party further agrees that it will not (A) until after the payment in full of all Notes, exercise any rights it may have under this Agreement (x) to foreclose on the Equity Interests of CFC or (y) to exercise any voting rights with respect to the Equity Interests of CFC, including any rights to nominate, elect or remove the independent members of the board of directors or managers of CFC or rights to amend the organizational documents of CFC, or (B) until one year and one day after the date on which all Notes have been paid in full, exercise any voting rights it may have to institute a voluntary bankruptcy proceeding on behalf of CFC.

(vi) Each Secured Party hereby covenants and agrees that it will not agree to any amendment, supplement or other modification of this Section 7.20(a) without the prior written consent of the Indenture Trustee. Each Secured Party further agrees that the provisions of this Section 7.20(a) are made for the benefit of, and may be relied upon and enforced by, the Indenture Trustee and that the Indenture Trustee shall be a third party beneficiary of this Section 7.20(a).

(b) For purposes of this Section 7.20(b), capitalized terms used herein and not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Indenture, dated March 7, 2002 (the “Kenosia Indenture”), among Kenosia Funding, LLC (“Kenosia”) and The Bank of New York (the “Trustee”), or, if not defined therein, as assigned to such terms in the “CMGFSC Purchase Agreement”, the “Receivables Purchase Agreement” or the “Fee Receivables Purchase Agreement” referred to therein, in each case as each such agreement has been amended by (I) that certain Omnibus Amendment, Agreement and Consent, dated December 20, 2004, (II) that certain Second Omnibus Amendment, Agreement and Consent dated May 19, 2005, (III) that certain Third Omnibus Amendment, Agreement and Consent, dated May 2, 2006, (IV) that certain Fourth Omnibus Amendment and Agreement, dated February 28, 2007 and (V) that certain Fifth Omnibus Amendment, dated April 10, 2007, by and among Kenosia, the Trustee, Cartus Relocation Corporation (“CRC”), Cartus Corporation (“Cartus”) and certain other parties. The Kenosia Indenture, the CMGFSC Purchase Agreement, the Receivables Purchase Agreement and the Fee Receivables Purchase Agreement, together with the respective amendments thereto described above, are collectively attached to this Agreement as Exhibit III. Subsequent references in this Section 7.20(b) to Cartus and CRC below shall mean and be references to such corporations as they currently exist but shall also include references to any limited liability companies which succeed to the assets and liabilities of such companies in connection with a conversion of any such corporation into a limited liability company. The Administrative Agent acknowledges and agrees, and each Secured Party by its execution of the Credit Agreement (or its Assignment and Acceptance) and/or its acceptance of the benefits of this Agreement acknowledges and agrees, as follows, solely in its capacity as a Secured Party:

(i) Each Secured Party hereby acknowledges that (A) CRC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing CMSC Purchased Assets (also referred to as Cartus Purchased Assets) from Cartus pursuant to the CMGFSC Purchase Agreement, making Equity Payments, Equity Loans, Mortgage Payoffs and Mortgage Payments to or on behalf of employees or otherwise purchasing Homes in connection with the Pool Relocation Management Agreements, funding such activities through the sale of Seller Receivables to Kenosia, and such other activities as it deems necessary or appropriate in connection therewith, and (B) Kenosia is a limited purpose limited liability company whose activities are limited in its limited liability company agreement to purchasing the Seller Receivables and other KF Purchased Assets from CRC under the Receivables Purchase Agreement and purchasing Originator Fee Receivables and other Originator Fee Assets from Cartus under the Fee Receivables Purchase Agreement, funding such acquisitions through the issuance of the Notes, pledging such purchased assets to the Trustee and such other activities as it deems necessary or appropriate to carry out such activities. The CMSC Receivables, the Seller Receivables and the Originator Fee Receivables are hereinafter referred to collectively as the “Pool Receivables”.

(ii) Each Secured Party hereby acknowledges and agrees that (A) the foregoing transfers are intended to be true and absolute sales as a result of which Cartus has no right, title and interest in and to any of the Cartus Purchased Assets, any Homes acquired by CRC in connection therewith or any Pool Receivables, including any Related Property relating thereto, any proceeds thereof or earnings thereon (collectively, the “Pool Assets”), (B) neither CRC nor Kenosia is a Loan Party, (C) such Secured Party is not a creditor of, and has no recourse to, CRC or Kenosia pursuant to the Credit Agreement or any other Loan Document, and (D) such Secured Party has no lien on or claim, contractual or otherwise, arising under the Credit Agreement or any other Loan Document to the Pool Assets (whether now existing or hereafter acquired and whether tangible or intangible); provided that nothing herein shall limit any rights the Secured Parties may have to any proceeds or earnings which are transferred from time to time to Cartus by CRC or Kenosia.

(iii) No Secured Party will institute against or join any other person in instituting against CRC or Kenosia any insolvency proceeding, or solicit, join in soliciting, cooperate with or encourage any motion in support of, any insolvency proceeding involving CRC or Kenosia until one year and one day after the payment in full of all Notes; provided that the foregoing shall not limit the right of any Secured Party to file any claim in or otherwise take any action (not inconsistent with the provisions of this Section 7.20(b)) permitted or required by applicable law with respect to any insolvency proceeding instituted against CRC or Kenosia by any other person.

(iv) Without limiting the foregoing, in the event of any voluntary or involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any Federal or state bankruptcy or similar law involving Cartus, CRC or Kenosia or any other Affiliates of Cartus as debtor, or otherwise, the Secured Parties agree that if, notwithstanding the intent of the parties, Cartus is found to have a property interest in the Pool Assets, then, in such event, CRC and Kenosia and Kenosia’s assigns, including the Trustee, shall have a first and prior claim to the Pool Assets, and any claim or rights the Secured Parties may have to the Pool Assets, contractual or otherwise, shall be subject to the prior claims of the Trustee and the Noteholders until all amounts owing under the Kenosia Indenture shall have been paid in full, and the Secured Parties agree to turn over to the Trustee any amounts received contrary to the provisions of this clause (iv).

(v) In taking a pledge of the Equity Interests of CRC, each Secured Party acknowledges that it has no right, title or interest in or to any assets of CRC or Kenosia other than its rights to receive, as assignee of Cartus, any dividends or other distributions properly declared and paid or made in respect of the Equity Interests of CRC. Each Secured Party further agrees that it will not (A) until after the payment in full of all Notes, exercise any rights it may have under this Agreement (x) to foreclose on the Equity Interests of CRC or (y) to exercise any voting rights with respect to the Equity Interests of CRC, including any rights to nominate, elect or remove the independent members of the board of directors or managers of CRC or rights to amend the organizational documents of CRC, or (B) until one year and one day after the date on which all Notes have been paid in full, exercise any voting rights it may have to institute a voluntary bankruptcy proceeding on behalf of CRC.

(vi) Each Secured Party hereby covenants and agrees that it will not agree to any amendment, supplement or other modification of this Section 7.20(b) without the prior written consent of the Trustee. Each Secured Party further agrees that the provisions of this Section 7.20(b) are made for the benefit of, and may be relied upon and enforced by, the Trustee and that the Trustee shall be a third party beneficiary of this Section 7.20(b).

SECTION 7.21. Relative Rights. This Agreement defined the relative rights of the Existing Notes Holders, on the one hand, and the Secured Loan Parties, on the other hand. Nothing in this Agreement shall (a) impair, as between any Grantor and any Existing Notes Holder, the Note Obligations of such Grantor, which are absolute and unconditional, to pay the

Indebtedness under the Existing Senior Notes Indenture, as and when the same shall become due and payable in accordance with the terms of the Existing Senior Notes Indenture; (b) impair, as between any Grantor and any Secured Loan Party, the Loan Obligations of such Grantor, which are absolute and unconditional, to pay the Indebtedness under the Credit Agreement, as and when the same shall become due and payable in accordance with the terms of the applicable Loan Documents; (c) prevent any Existing Notes Holder from exercising its available remedies upon a default or event of default under the Existing Senior Notes Indenture; or (d) prevent any Secured Loan Party from exercising its available remedies upon a Default or an Event of Default under the Loan Documents to which such Secured Loan Party is a party.

SECTION 7.22. Successor Collateral Agent. The Administrative Agent may resign as collateral agent hereunder by giving not less than 30 days’ prior written notice to the Lenders. If the Administrative Agent shall resign as collateral agent under this Agreement, then either (a) the Required Lenders shall appoint a successor collateral agent hereunder, or (b) if a successor collateral agent shall not have been so appointed and approved within the 30 day period following the Administrative Agent’s notice to the Lenders of its resignation, then the Administrative Agent shall appoint a successor collateral agent that shall serve as collateral agent until such time as the Required Lenders appoint a successor collateral agent. Upon its appointment, such successor collateral agent shall succeed to the rights, powers and duties as collateral agent, and the term “Administrative Agent” under this Agreement and “Collateral Agent” under this Agreement and any other Security Document shall mean such successor, effective upon its appointment, and the former collateral agent’s rights, powers and duties as collateral agent shall be terminated without any other or further act or deed on the part of such former collateral agent or any of the parties to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

REALOGY CORPORATION

DOMUS INTERMEDIATE HOLDINGS CORP.

AFS MORTGAGE

CGRN, INC.

ERA GENERAL AGENCY CORPORATION

ERA GENERAL AGENCY OF NEW JERSEY, INC.

FEDSTATE STRATEGIC CONSULTING, INCORPORATED

REALOGY FRANCHISE GROUP, INC.

REALOGY INTELLECTUAL PROPERTY HOLDINGS I, INC.

REALOGY INTELLECTUAL PROPERTY HOLDINGS II, INC.

REALOGY OPERATIONS, INC.

REALOGY SERVICES GROUP LLC

REALOGY SERVICES VENTURE PARTNER, INC.,

by	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	President

[Signature Page to the Guarantee and Collateral Agreement]

A MARKET PLACE, INC.,
ALPHA REFERRAL NETWORK, INC.,
ASSOCIATED CLIENT REFERRAL CORP.,
ASSOCIATES INVESTMENTS,
ASSOCIATES REALTY NETWORK,
ASSOCIATES REALTY, INC.,
BOB TENDLER REAL ESTATE, INC.,
BURGDORFF REFERRAL ASSOCIATES, INC.,
BURNET REALTY INC. (A MINNESOTA CORPORATION),
BURNET REALTY, INC. (A WISCONSIN CORPORATION),
CAREER DEVELOPMENT CENTER, LLC,
CARTUS CORPORATION,
CARTUS PARTNER CORPORATION,
CENTURY 21 REAL ESTATE LLC,
COLDWELL BANKER KING THOMPSON AUCTION SERVICES, INC.,
COLDWELL BANKER REAL ESTATE CORPORATION,
COLDWELL BANKER REAL ESTATE SERVICES, INC.,
COLDWELL BANKER REAL ESTATE, INC.,
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY,
COLDWELL BANKER RESIDENTIAL BROKERAGE CORPORATION,
COLDWELL BANKER RESIDENTIAL BROKERAGE INSURANCE AGENCY OF MAINE, INC.,
DEWOLFE REALTY AFFILIATES, COLDWELL BANKER RESIDENTIAL BROKERAGE PARDOE, INC.,
COLDWELL BANKER RESIDENTIAL BROKERAGE, INC.,
COLDWELL BANKER RESIDENTIAL REAL ESTATE SERVICES OF WISCONSIN, INC.,
COLDWELL BANKER RESIDENTIAL REAL ESTATE, INC.,
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK (A CALIFORNIA CORPORATION),

[Signature Page to the Guarantee and Collateral Agreement]

COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC. (A PENNSYLVANIA CORPORATION),
COLORADO COMMERCIAL, LLC,
COOK—PONY FARM REAL ESTATE, INC.,
CORCORAN GROUP—BROOKLYN LANDMARK, LLC,
CORCORAN MLS HOLDINGS, LLC,
COTTON REAL ESTATE, INC.,
DEWOLFE RELOCATION SERVICES, INC.,
DOUGLAS AND JEAN BURGDORFF, INC.,
ERA FRANCHISE SYSTEMS, INC.,
FIRST CALIFORNIA ESCROW CORPORATION,
FLORIDA’S PREFERRED SCHOOL OF REAL ESTATE, INC.,
FRED SANDS SCHOOL OF REAL ESTATE,
HILLSHIRE HOUSE, INCORPORATED,
HOME REFERRAL NETWORK INC.,
J. W. RIKER—NORTHERN R. I., INC.,
JACK GAUGHEN, INC.,
KENDALL, POTTER AND MANN, REALTORS, INC. COSBY-TIPTON REAL ESTATE, INC.,
LMS (DELAWARE) CORP.,
NRT ARIZONA COMMERCIAL, INC.,
NRT ARIZONA EXITO, INC.,
NRT ARIZONA REFERRAL, INC.,
NRT ARIZONA, INC.,
NRT CHICAGO LLC,
NRT COLORADO, INC.,
NRT COLUMBUS, INC.,
NRT COMMERCIAL OHIO INCORPORATED,
NRT COMMERCIAL UTAH, INC.,
NRT COMMERCIAL, INC.,
NRT MID-ATLANTIC, INC.,
NRT MISSOURI REFERRAL NETWORK, INC.,
NRT MISSOURI, INC.,
NRT NEW ENGLAND INCORPORATED,
NRT RELOCATION LLC,
NRT SETTLEMENT SERVICES OF MISSOURI, INC.,
NRT SUNSHINE INC.,
NRT TEXAS REAL ESTATE SERVICES, INC.,

[Signature Page to the Guarantee and Collateral Agreement]

NRT TEXAS, INC.,

NRT THE CONDO STORE INCORPORATED,

NRT UTAH, INC. (A DELAWARE CORPORATION),

PACESETTER NEVADA, INC.,

PACIFIC ACCESS HOLDING COMPANY, LLC,

R.J. YOUNG CO.,

REAL ESTATE REFERRAL, INC.,

REAL ESTATE REFERRALS, INC.,

REAL ESTATE SERVICES, INC.,

REFERRAL ASSOCIATES OF FLORIDA, INC.,

REFERRAL ASSOCIATES OF NEW ENGLAND, INC.,

REFERRAL NETWORK, INC.,

REFERRAL NETWORK, INC. (A FLORIDA CORPORATION),

REFERRAL NETWORK, LLC,

SIGNATURE PROPERTIES, INC.,

SOLEIL FLORIDA CORP.,

SOTHEBY’S INTERNATIONAL REALTY AFFILIATES, INC.,

SOTHEBY’S INTERNATIONAL REALTY, INC.,

ST. JOE REAL ESTATE SERVICES, INC.,

THE CORCORAN GROUP EASTSIDE, INC.,

THE DEWOLFE COMPANIES, INC.,

THE DEWOLFE COMPANY, INC.,

THE FOUR STAR CORP.,

THE MILLER GROUP, INC.,

THE SUNSHINE GROUP LIMITED PARTNERSHIP,

THE SUNSHINE GROUP, LTD.,

TRUST OF NEW ENGLAND, INC.,

VALLEY OF CALIFORNIA, INC.,

by	/s/ Richard A. Smith
Name:	Richard A. Smith
Title:	Chairman

[Signature Page to the Guarantee and Collateral Agreement]

ADVANTAGE TITLE & INSURANCE, LLC,
AMERICAN TITLE COMPANY OF HOUSTON,
APEX REAL ESTATE INFORMATION SERVICES LLP,
ATCOH HOLDING COMPANY,
BURNET TITLE OF OHIO, LLC,
BURNET TITLE, INC.,
BURNET TITLE L.L.C.,
BURROW ESCROW SERVICES, INC.,
CENTRAL FLORIDA TITLE COMPANY,
EQUITY TITLE COMPANY,
EQUITY TITLE MESSENGER SERVICE HOLDING COMPANY,
FRANCHISE SETTLEMENT SERVICES, INC.,
GRAND TITLE, LLC,
GUARDIAN HOLDING COMPANY,
GUARDIAN TITLE AGENCY, LLC,
GUARDIAN TITLE COMPANY,
GULF SOUTH SETTLEMENT SERVICES, LLC,
HICKORY TITLE, LLC,
KEYSTONE CLOSING SERVICES LLC,
LINCOLN SETTLEMENT SERVICES, LLC,
MARKET STREET SETTLEMENT GROUP, INC.,
MID-EXCHANGE, INC.,
MID-STATE ESCROW CORPORATION,
NATIONAL COORDINATION ALLIANCE, INC.,
NRT MID-ATLANTIC TITLE SERVICES, LLC,
NRT SETTLEMENT SERVICES OF TEXAS, INC.,
PATRIOT SETTLEMENT SERVICES, LLC,
PREMIER SETTLEMENT SERVICES, LLC,
PROCESSING SOLUTIONS, INCORPORATED,
ROCKY MOUNTAIN SETTLEMENT SERVICES, LLC,
SECURED LAND TRANSFERS, INC.,
SOUTH LAND TITLE CO., INC.,
SOUTH-LAND TITLE OF MONTGOMERY COUNTY, INC.,
ST. JOE TITLE SERVICES, INC.,
ST. JOE TITLE SERVICES, LLC,
TAW HOLDING INC.,
TEXAS AMERICAN TITLE COMPANY,

[Signature Page to the Guarantee and Collateral Agreement]

TEXAS AMERICAN TITLE COMPANY OF AUSTIN,

TITLE RESOURCE GROUP AFFILIATES HOLDINGS, INC.,

TITLE RESOURCE GROUP HOLDINGS, INC.,

TITLE RESOURCE GROUP SERVICES CORPORATION,

TITLE RESOURCES INCORPORATED,

WEST COAST ESCROW CLOSING CO.,

WEST COAST ESCROW COMPANY,

WILLIAM ORANGE REALTY, INC.,

ALLMON, TIERNAN & ELY, INC.,

BATJAC REAL ESTATE CORP.,

CHARTER TITLE, LLC,

COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES, LTD.,

COLDWELL BANKER CORPORATION,

COLDWELL BANKER PACIFIC PROPERTIES, LTD.,

NRT HAWAII REFERRAL, LLC,

NRT INCORPORATED,

NRT INSURANCE AGENCY, INC.,

NRT NEW YORK, INC.,

ONCOR INTERNATIONAL LLC,

PACIFIC PROPERTIES REFERRALS, INC.,

REALOGY GLOBAL SERVICES, INC.,

SCRANTON ABSTRACT, LLC,

SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC,

TBR SETTLEMENT SERVICES, LLC,

TEXAS AMERICAN TITLE COMPANY OF CORPUS CHRISTI,

TITLE RESOURCE GROUP LLC,

by	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Executive Vice President and Treasurer

[Signature Page to the Guarantee and Collateral Agreement]

REALOGY FRANCHISE FINANCE, INC.,

by	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	President

[Signature Page to the Guarantee and Collateral Agreement]

APEX REAL ESTATE INFORMATION SERVICES, LLC, C21 TM CORP., CB TM CORP., ERA TM CORP., REALOGY LICENSING, INC., SUMMIT ESCROW, TERRAMAR GUARANTY TITLE & TRUSt, INC.,

by	/s/ Joseph J. Huber
Name:	Joseph J. Huber
Title:	Senior Vice President, Tax

[Signature Page to the Guarantee and Collateral Agreement]

CDRE TM CORP.,

by	/s/ Joseph J. Huber
Name:	Joseph J. Huber
Title:	Senior Vice President

[Signature Page to the Guarantee and Collateral Agreement]

SOTHEBY’S INTERNATIONAL REALTY LICENSEE CORPORATION,

by	/s/ Greg Macres
Name:	Greg Macres
Title:	President

[Signature Page to the Guarantee and Collateral Agreement]

FSA MEMBERSHIP SERVICES, LLC,

by	/s/ Michael R. Piccola
Name:	Michael R. Piccola
Title:	Vice President

[Signature Page to the Guarantee and Collateral Agreement]